Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(109,744,063)
Realized Trading Gain (Loss) on Swaps	(31,322,717)
Unrealized Gain (Loss) on Market Value of Futures	(69,182,530)
Unrealized Gain (Loss) on Market Value of Swaps	(14,578,192)
Dividend Income	9,007
Interest Income	10,144
ETF Transaction Fees	19,000
Total Income (Loss)	$(224,789,351)

Expenses
Investment Advisory Fee	$435,843
Brokerage Commissions	330,912
Tax Reporting Fees	107,514
Audit Fees	13,589
NYMEX License Fee	10,896
Non-interested Directors' Fees and Expenses	7,225
Prepaid Insurance Expense	5,108
Tax Fees	800
Total Expenses	$911,887
Net Income (Loss)	$(225,701,238)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/12	$943,095,058
Additions (12,400,000 Units)	221,169,520
Withdrawals (9,200,000 Units)	(160,933,306)
Net Income (Loss)	(225,701,238)

Net Asset Value End of Month	$777,630,034
Net Asset Value Per Unit (48,566,476 Units)	$16.01

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502